EXHIBIT 10.4

EMPLOYMENT AGREEMENT

 THIS EMPLOYMENT AGREEMENT is dated as of the ____ day of August, 1997 by and between USCI, Inc., Delaware corporation having its principal office at 6115-A Jimmy Carter Boulevard, Norcross, Georgia 30071 (the "Corporation"), and MARIO MARTINEZ, an individual residing at 222 Lake View Avenue, Penthouse 6, West Palm Beach, Florida 33401 ("Employee").

W I T N E S S E T H:

 WHEREAS, the Corporation desires to employ Employee as President and Chief Operating Officer of the Corporation in connection with the conduct of the business of the Corporation, and Employee desires to accept such employment on the terms and conditions herein set forth.

 NOW, THERFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1. Employment. Employee as its President and Chief
Operating Officer, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2.   Term.

(a) The term of employment of Employee under this Agreement (the "Term") shall commence on the date of this Agreement and shall continue, unless terminated earlier in accordance with the terms hereof, until July 31, 2000, subject to extension as provided in paragraph 2(b).

(b) The Term shall be extended automatically for successive three year periods unless either party elects not to extend the Term further by giving written notice of such election to the other party at least sixty (60 days prior to the expiration of the then-current Term.

3. Office and Duties.

(a) During the Term, Employee shall serve as the President and Chief Operating Officer of the Corporation and shall report to the Chairman (the "Chairman") of the Board of Directors of the Corporation (the "Board"). Subject to any restrictions set forth in the By-Laws of the Corporation, as presently constituted or as amended from time to time, Employee shall perform such duties as are customary for the President and Chief Operating Officer of a communications company in the United States and consistent with such position and status, and such other executive and administrative duties consistent therewith as may from time to time be assigned to him by the Chairman.

(b) During the Term, the principal place of employment of Employee shall be the Corporation's principal office in Norcross, Georgia, or such other office located in the State of Georgia as may be selected for the Corporation's principal office, although it is understood that in connection with the performance of his duties under this Agreement, Employee will be required to travel to and perform services at other locations.

(c) Employee shall perform well and faithfully the duties which may be assigned to him from time to time by the Chairman. Employee shall devote all of his business time, attention and energies to the business and affairs of the Corporation, shall use his best efforts to advance the best interests of the Corporation, and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, provided that the employee may invest his personal assets for his own or his family's account in business entities which do not compete with the business of the Corporation or its subsidiaries, as long as such investments do not require Employee to render any personal services for or on behalf of any such business entities during the term hereof and further provided that Employee may purchase stock in any public corporation which is a competitor of the Corporation, provided
(A) the total amount purchased shall not exceed five (5%) of the issued and outstanding stock of such public corporation and (B) employee does not directly or indirectly acquire or assume any management responsibilities in such public corporation.

(d) The Corporation shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Employee, shall promptly reimburse him for such payment, provided that Employee properly accounts therefor in accordance with the Corporation's policy.

4. Compensation. As full compensation for the services to be rendered hereunder by Employee, the Corporation agrees to pay to Employee:

(a) During the twelve months ended July 31, 1998, a base salary at the initial annual rate of $175,000, payable in bi-weekly installments in accordance with the Corporation's usual payroll practices, which base salary shall be increased to $200,000 for the twelve months ended July 31, 2000.

(b) As additional compensation, the Employee, during the term of this Agreement or any renewals thereof, will be paid a bonus (the "Bonus") based upon all Net Activations processed by the Corporation. The term "Net Activations" shall mean the aggregate number of persons and entities enrolled as new subscribers (i) to the Corporation's non-facilities based wireless services and (ii) by the Corporation, acting as agent, to the wireless services of facilities based carriers, less such number of new subscribers whose wireless service is deactivated or otherwise terminated prior to completion of any mandatory minimum service period.

(i) For each of the three calendar
years ending December 31, 1999, such Bonus shall be paid at the rate of Seventy-five ($.75) Cents per Net Activation in excess of 50,000 cellular and PCS subscribers in such calendar year and One and 25/100 ($1.25) Dollars for each Net Activation for cellular and PCS subscribers in excess of 100,000 in such calendar year.

(ii) For each of the three calendar
years ending December 31, 1999, such Bonus shall be paid at the rate of Fifty ($.50) Cents for each Net Activation of a paging subscriber.

(iii) For each of the three calendar
years ending December 31, 1999, the Employee shall be paid a minimum Bonus of Twenty-five Thousand ($25,000) Dollars which shall be deducted from the Bonus, if any, received pursuant to paragraph 4(b)(i) and 4(b)(ii) for such calendar years.

(iv) Subject to paragraph 4(b)(iii), the aggregate Bonus paid pursuant to paragraphs 4(b)(i) and 4 (b)(ii) during each calendar year ending December 31 set forth below shall not exceed the following amounts:

(A) 1997 - $  350,000
      (B) 1998 - $  700,000
      (C) 1999 - $1,250,000

(v) The Bonus for each year shall be
paid to Employee in its entirety within ten (10) days following the acceptance by the Board of the financial statements of the Corporation for such year, but in no event more than ninety (90) days after the end of such year.

(c) In each year during the term of this Agreement, in addition to the initial grants of stock options to the Employee pursuant to paragraph 5 hereof, Employee shall be eligible for award of stock options in an amount to be determined by the Board or the committee of the Board charged with making such awards, based on his relative position and responsibilities within the Corporation. The terms and conditions of the stock options to be awarded to Employee shall be determined in accordance with the terms of a separate stock option agreement and stock option plan adopted or to be adopted by the Corporation for all or certain of its employees.

(d) In thee event that the Corporation's services are expanded to include wireline and other telecommunications services, the parties agree to negotiate additional bonus grants with respect to such services comparable to the bonus grants provided herein.

5.    Stock Option.

(a) The Corporation hereby agrees to grant to Employee an incentive stock option to purchase 325,000 shares of the Corporation's Common Stock, par value $.0001 per share, at an exercise price per share equal to the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market System on the date hereof, and on the terms and conditions set forth in the form of Incentive Stock Option Agreement and the USCI, Inc. 1997 Stock Option Plan attached hereto.

(b) Provided the Employee is employed by the Corporation on August 1, 1998 and on August 1, 1999, the Corporation hereby agrees to grant Employee a stock option to purchase 25,000 shares of the Corporation's Common Stock par value $.0001 per share to vest immediately on each anniversary date at an exercise price equal to the last reported sale price on the NASDAQ National Market System on such anniversary date.

6.    Other Benefits.

(a) Employee shall participate in the Corporation's benefit plans based on his relative position, service and responsibilities with the Corporation.

Nothing contained herein shall be deemed to limit or affect the right of Employee to receive bonuses or other forms of additional compensation or to participate in any retirement, disability, profit sharing, stock option, cash or stock bonus or other plan or arrangement, or in any other benefits now or hereafter provided by the Corporation for its employees at the sole discretion of the Board.

(b) Employee shall be entitled to a paid vacation
(taken consecutively or in segments) of four (4) weeks during each calendar year. Such vacation may be taken at such times as are reasonably consistent with proper performance by Employee of his duties and responsibilities hereunder. The carryover of unused vacation time to the following calendar year will require written approval by the Board.

(c) For the purposes of local business travel, the Corporation shall pay the Employee an automobile allowance of $1,000 per month to cover the Employee's reasonable expenses in connection with the insurance, operation, and maintenance of such automobile.

(d) The Employer shall reimburse the direct moving costs incurred by Employee in relocating from Florida to the Atlanta, Georgia area not to exceed $_______.

(e) The Employer shall reimburse the weekly transportation costs incurred by the Employee in commuting from Florida to the Corporation's principal offices in Norcross, Georgia for a period not to exceed ninety (90) days.

(f) The Corporation shall reimburse the Employee for the premium cost of a life insurance policy, which the premium cost shall not exceed $1,650 in each year.

7.    Termination for Death or Disability.

(a) The employment of Employee shall terminate immediately in the event of the death of Employee. At the election of the Corporation, the employment of Employee shall terminate in the event that Employee shall fail to render and perform the services required of him under this Agreement because of any physical or mental incapacity or disability for a total of one hundred eighty (180) days or more during any consecutive twelve (12) month period ("Disability"). The employment of Employee shall terminate for Disability forty-five (45) days after Employee has received written notice from the Corporation of said termination, provided that Employee has not returned to full-time service with the Corporation on or before such date.
In the event Employee dies during the period of employment or in the event the Corporation elects to terminate the employment of Employee of Disability, all obligations of the Corporation under this Agreement will cease as of the date of termination, except that the Corporation shall pay, and Employee or his personal representative, as the case may be, shall be entitled to receive, the following:

(i) the continuation of the base salary
in effect at the time of death or termination for Disability for a period of twelve (12) full months after the month in which death or termination for Disability occurs, to be paid in accordance with paragraph 1(a). Notwithstanding the foregoing, in the event of a termination for Disability, the payments described in this paragraph 7(a)(i) shall be reduced each month to the extent of the payments, if any, that Employee receives during such month under any disability insurance coverage maintained by the Corporation for the benefit of Employee;

(ii) any unpaid bonus earned by Employee for any prior or current fiscal year of the Corporation, which shall be paid in accordance with paragraph 4(b);

(iii) a payment in respect of any accrued but unused vacation time based on Employee's rate of base salary immediately prior to this death or termination for Disability;

(iv) a payment of any amounts owing or
accrued under any welfare or pension benefit plans or programs in which Employee participated as of his death or termination for Disability under the terms and conditions of the plan or program pursuant to which such benefits were granted.

(b) If there should be any dispute between the parties as to whether Employee has a Disability, such question shall be determined in accordance with the opinion of an impartial, reputable physician agreed upon for this purpose by the parties or their representatives. The opinion of such physician as to the matter in dispute shall be final and binding upon the parties.

8.    Termination of Employment For Other Than Death or
Disability.

(a) The Corporation may terminate the employment of Employee for cause ("Cause") upon thirty (30) days' written notice to Employee. Termination for Cause shall mean discharge by the Corporation on the following grounds:

(i) Employee's conviction in a court of
law of an Offense, as defined below, which conviction prevents Employee from effective management of the Corporation or materially adversely affects the reputation or business of the Corporation. For purposes of this paragraph, an "Offense" shall mean any felony and any other infraction that would constitute either (x) a misdemeanor other than a petty offense under federal law; or

(ii) Employee's continuing willful
failure or refusal to perform his duties required by this Agreement. Notwithstanding the foregoing, Employee may not be terminated for Cause unless Employee shall have first received written notice from the Board stating with specificity the grounds for termination and affording Employee and his counsel a reasonable opportunity to be heard before the Board and not less than thirty (30) days to correct the acts or omissions complained of, if correctable. For purposes of this paragraph, an act, or failure to act, on Employee's part shall be considered "willful if it was done, or omitted to be done, by him in bad faith or if it was done without reasonable belief that his action or omission was in the best interests of the Corporation or in direct contravention of specific directives of the Board. Upon a termination for Cause, all obligations of the Corporation under this Agreement will cease as of the date of termination, except that the Corporation shall pay Employee, and Employee shall be entitled to receive, the following:

(A) the unpaid portion of base
salary being paid to Employee at the time of termination, pro rated through the date of termination, to be paid in accordance with paragraph 4(a);

(B) any unpaid bonus earned by
Employee for any prior or current fiscal year of the Corporation, which shall be paid in accordance with paragraph 4(b); and

(C) a payment of any amounts owing
or accrued under any welfare or pension benefit plans or programs in which Employee participated as of such termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

(b) The Corporation may terminate this Agreement without Cause upon ninety (90) days' written notice to Employee. IN the event of termination of Employee without Cause, other than by reason of the death or Disability of Employee, all obligations of the Corporation under this Agreement will cease as of the date of termination, except that the Corporation shall pay Employee, and Employee shall be entitled to receive, the following:

(i) the continuation of the base salary in effect at the time of termination for the lesser of (x) a period of six (6) full months after the month in which such termination occurs, or (y) the balance of the Term, which shall be paid in accordance with paragraph 4(a);

(ii) any unpaid Bonus earned by Employee for any prior or current fiscal year of the Corporation, which shall be paid in accordance with paragraph 4(b);

(iii) a payment in respect of any accrued but unused vacation time based on Employee's rate of base salary immediately prior or current to such termination by the Corporation;

(iv) a payment of any amounts owing or
accrued under any welfare or pension benefit plans or programs in which Employee participated as of his termination under the and conditions of the plan or program pursuant to which such benefits were granted; and

(v) the vesting of all options granted
hereunder or any subsequent period.

(c) Employee may terminate this Agreement by giving the Corporation ninety (90) days written notice. The Corporation in its sole discretion may waive such notice period and determine an earlier termination date. Upon a termination by Employee, all obligations of the Corporation under this Agreement will cease as of the date of termination, except that the Corporation shall pay Employee, and Employee shall be entitled to receive, the following:
(i) the unpaid portion of base salary being paid at the time of termination, pro rated through the date of termination, to be paid in accordance with paragraph 4(a);

(ii) any unpaid bonus earned by Employee for any prior or current fiscal year of the Corporation, which shall be paid in accordance with paragraph 4 (b) or the applicable bonus plan, whichever is sooner;

(iii) a payment in respect of any accrued but unused vacation time based on Employee's rate of base salary immediately prior to such termination by Employee; and

(iv) a payment of any amounts owing or
accrued under any welfare or pension benefit plans or programs in which Employee participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.



9. Restrictive Covenants and Confidentiality; Injunctive
Relief.


(a) Employee agrees, as a condition to the performance by the Corporation of its obligations hereunder, particularly its obligations under paragraphs 4, 5, 6, 7 and 8 hereof, that during the Term and for a period of two (2) years thereafter, Employee shall not, without the prior written approval of the Board, directly or indirectly, through any other person, firm or corporation:

(i) solicit, raid, entice or induce any
person, firm or corporation that presently is, or at any time during the Term shall be, a client or customer of the Corporation or its affiliates to become a client or customer of any other person, firm or corporation unless such person, firm or corporation will only be performing services for such client or customer that do not in any way compete, directly or indirectly, with the business of the Corporation or its affiliates. Furthermore, Employee shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person;

(ii) solicit, raid, entice or induce any person who presently is, or at any time during the Term shall be, an employee of the Corporation or its affiliates to become employed by any other person, firm or corporation. Furthermore, Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

(iii) engage in any business that competes directly or indirectly with the business being conducted by the Corporation or its affiliates as of the date of Employee's termination, except that Employee may purchase stock in any public corporation which is a competitor of the Corporation, provided (A) the total amount purchased shall not exceed five (5%) percent of the issued and outstanding stock of such public corporation and (B) Employee does not directly or indirectly acquire or assume any management responsibilities in such public corporation.


(b) Employee acknowledges that during the Term, he will have access to confidential information of the Corporation and its affiliates, including plans for future developments, and information about costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Employee covenants and agrees that, except as required by his duties to the Corporation, Employee will keep secret all Confidential Information of the Corporation and its affiliates and will not, directly or indirectly, either during the Term of his employment hereunder or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information, and upon termination or his employment, Employee will promptly deliver to the Corporation all tangible Confidential Information (including all copies thereof, whether prepared by Employee or others) which he may possess or control.

(c) Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he may have access to Confidential Information vital to the Corporation's or its affiliates' business. By reason of the foregoing, Employee consents and agrees that if he violates any of the provisions of this paragraph 9, the Corporation would sustain irreparable harm and, therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise, the Corporation shall be entitled to apply to any court or competent jurisdiction for an injunction restraining Employee or any third party from committing or continuing any such violation (or participating therein) of this Agreement.

(d) For a period of three (3) years following
Employee's termination of employment, Employee shall be available to the Corporation and assist the Corporation in connection with any litigation brought by or against the Corporation relating to the period during which Employee was employed by the Corporation; provided, however, that all reasonable costs and expenses in connection with the foregoing shall be borne by the Corporation.

(e) The provisions of this paragraph 9 shall survive the termination or expiration of this Agreement in accordance with the terms hereof.

10. Ownership of Inventions and Ideas. Employee acknowledges that the Corporation shall be the sole owner of all the fruits and proceeds of Employee's services hereunder, including, but not limited to, all inventions, developments, discoveries and other improvements relating to equipment, methods, or processes connected with the Corporation's business that Employee may develop or create in connection with and during the Term of Employee's employment hereunder, free and clear of any claims by Employee (or any successor or assignee of him) of any kind or character whatsoever other that Employee's right to compensation hereunder. Employee agrees that he shall, at the request of the Board, execute such assignments, certificates or other instruments as the Board from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Corporation's right, title and interest in or to any such properties. The provisions of this paragraph 10 shall survive the termination or expiration of this Agreement in accordance with the terms hereof.

11. Indemnification. The Corporation agrees to indemnify and hold harmless Employee against claims in his capacity as an officer and employee of the Corporation to the full extent permitted by the Delaware General Corporation Law.

12. Change in Control.

(a) Notwithstanding anything to the contrary contained in this Agreement, including, but not limited to paragraph 8 hereof, in the event that a Change in Control (as hereinafter defined) occurs during the Term, and an Involuntary Termination (as hereinafter defined) of Employee's employment with the Corporation occurs during the period (the "Covered Period") commencing six (6) months prior to the date of the Change of Control and ending two (2) years after the date of the Change in Control, Employee shall be entitled to receive the following:

(i) the compensation and benefits
provided for in paragraphs 8(b)(i), (ii), (iii) and (iv), except that payment of such amounts shall be made within thirty (30) days after the termination of Employee's employment pursuant to this paragraph 12;

(ii) an amount equal to the sum (A) the
annual base salary being paid at the time of such termination, prorated over the greater of the remainder of the term or twelve months, and (B) the average of all Bonuses, if any, paid or payable to Employee for the two (2) complete fiscal years of the Corporation immediately preceding such termination or twelve months, whichever is greater:

(iii) for a period of thirty-six (36)
months after the month in which Employee's termination occurs, all benefits under all welfare or pension benefit plans or programs in which the Employee participated as of the date of termination shall continue pursuant to the terms and conditions of the plan or program pursuant to which such benefits were granted. In lieu of having such benefits continue, Employee may elect to receive a cash payment from the Corporation equal to the present value of such benefits (determined on a replacement cost basis) within thirty (30) days after such election. In order to make such an election, Employee shall notify the Corporation in writing within thirty (30) days after such termination; and

(b) For purposes hereof, the following definitions shall apply:

(i) A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:
(A) the date the stockholders of the Corporation (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Corporation will be dissolved or liquidated, or (B) the date the stockholders of the Corporation (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Corporation, or (C) the date the stockholders of the Corporation (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Corporation with or into such other corporation, other than, in either case, a merger or consolidation of the Corporation in which holders of shares of the Corporation's Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock of the Corporation immediately before the merger or consolidation, or (C) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (other than (x) the Corporation or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or (y) any other person who, on the date the Plan is effective, shall have been the beneficial owner (within the meaning of Rule 13-d-3 promulgated under the Exchange Act) of more than thirty percent (30%) of outstanding shares of the Corporation's Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than thirty (30%) of the outstanding shares of the Corporation's Common Stock, or (E) the first day subsequent to the date hereof when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(ii) An "Involuntary Termination" shall mean any termination of Employee's employment with the Corporation during the Covered Period which:

(A) results from a termination by Employee following a Change in Responsibilities (as hereinafter defined);
or

(B) results from any other termination by the Corporation of Employee's employment, other than for Cause.

Involuntary Termination shall not include termination as a result of death, Disability, or voluntary termination by Employee, other than a termination pursuant to paragraph
12(c)(ii)(A).

(iii) A "Change in Responsibilities" shall mean any one or more of the following occurring during the Covered Period:

(A) a reduction in the nature or scope of Employee's authority, duties, powers or functions compared with his authority, duties, powers or functions immediately prior to the Covered Period, the assignment to Employee of any duties not consistent with his position immediately prior to the Covered Period, or a change in Employee's reporting relationship;

(B) a reduction in Employee's offices or titles or failure to elect Employee to any positions held at the beginning of the Covered Period (unless Employee is elected to a more senior position);

(C) a reduction in Employee's base salary or other material element of Employee's compensation below the base salary or compensation in effect immediately prior to the Covered Period. For purpose of this paragraph 12(b)(iii)(C), Employee's Bonus shall be deemed a material element of compensation;

(D) a material breach by the Corporation of the terms of this Agreement.

13. Miscellaneous.

(a) Neither this Agreement nor the rights or obligations hereunder of any party hereto shall be assignable without consent of (i) the Corporation, with respect to an assignment or attempted assignment by Employee and (ii) Employee, with respect to an assignment or attempted assignment by the Corporation; provided that no consent of Employee shall be required for assignment whereby the assignee, by operation of law or otherwise, continues to carry on substantially the business of the Corporation prior to the assignment. Any assignment or attempted assignment in violation of this paragraph shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Corporation.

(b) Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth above or at such other address as may be designated by such party by like notice. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two (2) days after delivery to the U.S. Post Office.

(c) The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

(d) This Agreement may be amended or modified only by an instrument in writing signed by the Corporation and Employee.

(e) The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

(f) The failure of any party at any time to require performance by any other party of any provision hereof or resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

(g) Employee may at any time or from time to time waive any or all of the rights and benefits provided for herein which have not been received by Employee at the time of such waiver. In addition, prior to the last day of the calendar year in which Employee's termination occurs, Employee may waive any or all rights and benefits provided for herein which have been received by Employee during such calendar year; provided that prior to the end of such year Employee repays to the Corporation (or if the benefit was received from an employee benefit plan, to such plan) the amount of the benefit received together with interest thereon at the minimum rate required to avoid imputed income. Any waiver of benefits pursuant to this paragraph 13(g) shall be irrevocable and shall be required to be in writing.

14. Controlling Law; Arbitration.

(a) The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia without regard to choice of law principles.

(b) If a dispute arises between the parties respecting the terms of this Agreement or Employee's employment with the Corporation, including, with limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. Any party may require that the dispute be submitted to binding arbitration, and in such event the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If a mater is submitted to arbitration, each of the parties shall choose one arbitrator. The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association. Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators maybe entered in any court having jurisdiction thereof. The place of arbitration shall be Atlanta, Georgia. The parties agree that pre-hearing discovery shall be permitted in the arbitration proceeding. Employee shall be entitled to receive reimbursement of his reasonable legal fees and out of pocket expenses from the Corporation with respect to a dispute arising hereunder (a) in connection with the arbitration proceedings and the enforcement of the arbitration award, unless it is determined in the arbitration proceeding that Employee commenced such proceedings on frivolous grounds or in bad faith and (b) in the event settlement of a dispute is reached without arbitration proceedings or a final arbitration decision, if proceedings are instituted.

IN WITNESS WHEREOF, Employee has hereto set his hand and the Corporation has caused this instrument to be duly executed as of the day and year first above written.
     Employee


     ________________________
         Mario Martinez

     USCI, Inc.

     By: ____________________
      Bruce A. Hahn
      Chairman of the Board